SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 13, 2001
Date of Report (Date of earliest event reported)

POINT WEST CAPITAL CORPORATION
( Exact name of registrant as specified in its charter)

Delaware	0-27736	94-3165263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Montgomery Street, Suite 250, San Francisco, CA 94111
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (415)394-9467

Item 5. Other Events

        On February 13, 2001 the company issued a press release announcing appeal filed with NASDAQ.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits

        99.1 Text of Press Release dated February 13,  2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

POINT WEST CAPITAL CORPORATION

By: /s/ Alan B. Perper
Alan B. Perper
President

Date: February 14, 2001

EXHIBIT INDEX

Exhibit Number	Document Description	Sequential Page Number
99.1	Text of Press Release dated February 13, 2001
5

FOR IMMEDIATE RELEASE
February 13, 2001

POINT WEST CAPITAL CORPORATION
ANNOUNCES
APPEAL FILED WITH NASDAQ

SAN FRANCISCO - (February 13, 2001) Point West Capital Corporation (Nasdaq Symbol: PWCC) today announced that it has requested a hearing to appeal the pending delisting of the Company's Common Stock from The Nasdaq Stock Market's National Market System.

On November 13, 2000, the Company received a Nasdaq Staff Determination letter which indicated that the Company failed to meet the $5 million minimum market value of public float requirement for continued listing on The Nasdaq National Market System, and that the Company's Common Stock would be delisted (absent a request for a hearing) if the Company failed to satisfy the minimum public float requirement for at least 10 consecutive trading days prior to February 12, 2001. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel (the "Panel") to review the Staff Determination.

The Company is also exploring alternatives to the National Market System listing, including the possibility of listing on The Nasdaq Market's SmallCap Market or the over the counter trading. These alternatives include, among other things, actions that will enable the Company to file an application for listing the Company's Common Stock on The Nasdaq Stock Market's SmallCap Market. There can be no assurance that the Panel will grant the Company's request for continued listing on The Nasdaq Stock Market's National Market System or that the Common Stock will be approved for listing on The Nasdaq Stock Market's SmallCap market.

Point West Capital is a specialty financial services company.

(KEYWORD CALIFORNIA AND INDUSTRY KEYWORD: SPECIALTY FINANCE).

CONTACTS:    POINT WEST CAPITAL CORPORATION,  SAN FRANCISCO.
             John Ward Rotter, 415/394-9469